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                                    MORTGAGE


                         NEW JERSEY NATURAL GAS COMPANY



                                       To



                         HARRIS TRUST AND SAVINGS BANK,

                                   As Trustee


                          ___________________________


                      TWENTY-THIRD SUPPLEMENTAL INDENTURE

                          Dated as of August 15, 1994

                          ___________________________

                   Supplemental to Indenture of Mortgage and
                       Deed of Trust Dated April 1, 1952



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Prepared by:               Rhonda M. Edwards, Esq.
                           LeBoeuf, Lamb, Greene & MacRae
                           125 West 55th Street
                           New York, New York  10019

                                    MORTGAGE

     TWENTY-THIRD SUPPLEMENTAL INDENTURE, dated as of August 15, 1994 between NEW JERSEY NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the "Company"), having its principal office at 1415 Wyckoff Road, Wall, New Jersey, party of the first part, and HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois and authorized to accept and execute trusts (hereinafter called the "Trustee"), having its principal office at 111 West Monroe Street, Chicago, Illinois, as Trustee under the Indenture of Mortgage and Deed of Trust hereinafter mentioned, party of the second part.

     WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust dated April 1, 1952 (hereinafter sometimes called the "Original Indenture") to secure the payment of the principal of and the interest and premium (if any) on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued thereunder; and

     WHEREAS, the Company thereafter executed and delivered to the Trustee its First Supplemental Indenture dated February 1, 1958, its Second Supplemental Indenture dated December 1, 1960, its Third Supplemental Indenture dated July 1, 1962, its Fourth Supplemental Indenture dated September 1, 1962, its Fifth Supplemental Indenture dated December 1, 1963, its Sixth Supplemental Indenture dated June 1, 1966, its Seventh Supplemental Indenture dated October 1, 1970, its Eighth Supplemental Indenture dated May 1, 1975, its Ninth Supplemental Indenture dated February 1, 1977, its Tenth Supplemental Indenture dated as of September 1, 1980, its Eleventh Supplemental Indenture dated as of September 1, 1983, its Twelfth Supplemental Indenture dated as of August 1, 1984, its Thirteenth Supplemental Indenture dated as of September 1, 1985, its Fourteenth Supplemental Indenture dated as of May 1, 1986, its Fifteenth Supplemental Indenture dated as of March 1, 1987, its Sixteenth Supplemental Indenture dated as of December 1, 1987, its Seventeenth Supplemental Indenture dated as of June 1, 1988, its Eighteenth Supplemental Indenture dated as of June 1, 1989, its Nineteenth Supplemental Indenture dated as of March 1, 1991, its Twentieth Supplemental Indenture dated as of December 1, 1992, its Twenty-First Supplemental Indenture dated as of August 1, 1993 and its Twenty-Second Supplemental Indenture dated as of October 1, 1993, supplementing and amending the Original Indenture; and

     WHEREAS, Bonds in the aggregate principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) were issued under and in accordance with the terms of the Original Indenture, as an initial series designated "First Mortgage Bonds, 4-1/4% Series A due 1977", herein sometimes called "1977 Series A

Bonds", which 1977 Series A Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First Supplemental Indenture, as a second series designated "First Mortgage Bonds, 5% Series B due 1983", herein sometimes called "1983 Series B Bonds", which 1983 Series B Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Four Million Dollars ($4,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture, as a third series designated "First Mortgage Bonds, 5-1/8% Series C due 1985", herein sometimes called "1985 Series C Bonds", which 1985 Series C Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Five Million Dollars ($5,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fourth Supplemental Indentures, inclusive, as a fourth series designated "First Mortgage Bonds, 4-7/8% Series D due 1987", herein sometimes called "1987 Series D Bonds", which 1987 Series D Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fifth Supplemental Indentures, inclusive, as a fifth series designated "First Mortgage Bonds, 4-3/4% Series E due 1988", herein sometimes called "1988 Series E Bonds", which 1988 Series E Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Seventh Supplemental Indentures, inclusive, as a sixth series designated "First Mortgage Bonds, 9-1/4% Series F due 1995", herein sometimes called "1995 Series F Bonds", which 1995 Series F Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eighth

Supplemental Indentures, inclusive, as a seventh series designated "First Mortgage Bonds, 10% Series G due 1987", herein sometimes called "1987 Series G Bonds", which 1987 Series G Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Ninth Supplemental Indentures, inclusive, as an eighth series designated "First Mortgage Bonds, 9% Series H due 1992", herein sometimes called "1992 Series H Bonds", which 1992 Series H Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Tenth Supplemental Indentures, inclusive, as a ninth series designated "First Mortgage Bonds, 9-1/8% Series J due 2000", herein sometimes called "2000 Series J Bonds", which 2000 Series J Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Three Hundred Thousand Dollars ($10,300,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eleventh Supplemental Indentures, inclusive, as a tenth series designated "First Mortgage Bonds, 10-3/8% Series K due 2013", herein sometimes called "2013 Series K Bonds", which 2013 Series K Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twelfth Supplemental Indentures, inclusive, as an eleventh series designated "First Mortgage Bonds, 10-1/2% Series L due 2014", herein sometimes called "2014 Series L Bonds", of which Ten Million Five Hundred Thousand Dollars ($10,500,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Twelve Million Dollars ($12,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirteenth Supplemental Indentures, inclusive, as a twelfth series designated "First Mortgage Bonds, 10.85% Series M due 2000", herein sometimes called "2000 Series M Bonds", of which Eight

Million Four Hundred Thousand Dollars ($8,400,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture as supplemented and amended by the First through the Fourteenth Supplemental Indentures, inclusive, as a thirteenth series designated "First Mortgage Bonds, 10% Series N due 2001", herein sometimes called "2001 Series N Bonds", of which Seven Million Dollars ($7,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fifteenth Supplemental Indentures, inclusive, as a fourteenth series designated "First Mortgage Bonds, 8.50% Series P due 2002", herein sometimes called "2002 Series P Bonds", of which [Ten Million Nine Hundred Nine Thousand Two Hundred Dollars ($10,909,200)] in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Thirteen Million Five Hundred Thousand Dollars ($13,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Sixteenth Supplemental Indentures, inclusive, as a fifteenth series designated "First Mortgage Bonds, 9% Series Q due 2017", herein sometimes called "2017 Series Q Bonds", of which Thirteen Million Five Hundred Thousand Dollars ($13,500,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Seventeenth Supplemental Indentures, inclusive, as a sixteenth series designated "First Mortgage Bonds, 8.50% Series R due 2018", herein sometimes called "2018 Series R Bonds", of which Twenty-Five Million Dollars ($25,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty Million Dollars ($20,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eighteenth Supplemental Indentures, inclusive, as a seventeenth series designated "First Mortgage Bonds, 10.10% Series S due 2009", herein sometimes called "2009 Series S Bonds", of which Twenty

Million Dollars ($20,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Nineteenth Supplemental Indentures, inclusive, as an eighteenth series designated "First Mortgage Bonds, 7.05% Series T due 2016", herein sometimes called "2016 Series T Bonds", of which Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were authorized, of which Eleven Million Dollars ($11,000,000) have been issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Nineteenth Supplemental Indentures, inclusive, as a nineteenth series designated "First Mortgage Bonds, 7.25% Series U due 2021", herein sometimes called "2021 Series U Bonds", of which Eleven Million Dollars ($11,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twentieth Supplemental Indentures, inclusive, as a twentieth series designated "First Mortgage Bonds, 7.50% Series V due 2002", herein sometimes called "2002 Series V Bonds", of which Twenty-Five Million Dollars ($25,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Three Hundred Thousand Dollars ($10,300,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-First Supplemental Indentures, inclusive, as a twenty-first series designated "First Mortgage Bonds, 5-3/8% Series W due 2023", herein sometimes called "2023 Series W Bonds", of which Ten Million Three Hundred Thousand Dollars ($10,300,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Thirty Million Dollars ($30,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Second Supplemental Indentures, inclusive, as a twenty-second series designated "First Mortgage Bonds, 6.27% Series X due 2008", herein sometimes called "2008 Series X Bonds", of which Thirty

Million Dollars ($30,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, the Original Indenture provides that, subject to certain exceptions not presently relevant, such changes in or additions to the provisions of the Indenture (the term "Indenture" and other terms used herein having the meanings assigned thereto in the Original Indenture except as herein expressly modified) may be made to add to the covenants and agreements of the Company in the Indenture contained other covenants and agreements thereafter to be observed by the Company; and to provide for the creation of any series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series as in the Indenture provided or permitted; and

     WHEREAS, the Indenture further provides that the Company and the Trustee may enter into indentures supplemental to the Indenture to convey, transfer and assign unto the Trustee and to subject to the lien of the Indenture additional properties acquired by the Company; and

     WHEREAS, the Company has duly determined to create a twenty-third series of Bonds, to be known as "First Mortgage Bonds, 6.25% Series Y due 2024", herein sometimes called "2024 Series Y Bonds", all as herein provided and to add to the covenants and agreements contained in the Indenture the covenants and agreements hereinafter set forth; and

     WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors (including the Executive Committee thereof), has duly resolved and determined to make, execute and deliver to the Trustee a Twenty-Third Supplemental Indenture in the form hereof for the purposes herein provided; and WHEREAS, all conditions and requirements necessary to make this Twenty-Third Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That NEW JERSEY NATURAL GAS COMPANY, by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of principal of and any premium which may be due and payable on and the interest on all Bonds at any time issued and outstanding under the

Indenture according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the party of the second part, and to its successors in the trust, and to it and its assigns forever, and has granted and does hereby grant thereunto a security interest in, all of the property, real, personal and mixed, now owned by the Company and situated in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, or wherever situate (except property specifically excepted from the lien of the Indenture by the terms of the Indenture) and also all of the property, real, personal and mixed, hereafter acquired by the Company wherever situate (except property specifically excepted from the lien of the Indenture by the terms of the Indenture), including both as to property now owned and property hereafter acquired, without in anywise limiting or impairing the enumeration of the same, the scope and intent of the foregoing or of any general or specific description contained in the Indenture, the following:

                                       I.

                                   FRANCHISES

     All and singular, the franchises, grants, permits, immunities, privileges and rights of the Company owned and held by it at the date of the execution hereof or hereafter acquired for the construction, maintenance, and operation of the gas plants and systems now or hereafter subject to the lien hereof, as well as all certificates, franchises, grants, permits, immunities, privileges, and rights of the Company used or useful in the operation of the property now or hereafter mortgaged hereunder, including all and singular the franchises, grants, permits, immunities, privileges, and rights of the Company granted by the governing authorities of any municipalities or other political subdivisions and all renewals, extensions and modifications of said certificates, franchises, grants, permits, privileges, and rights or any of them.

                                      II.

                 GAS DISTRIBUTION SYSTEMS AND RELATED PROPERTY

     All gas generating plants, gas storage plants and gas manufacturing plants of the Company, all the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the generation, manufacturing and purifying of gas, together with the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, and sites forming a part of such plants or any of them or occupied, enjoyed or used in connection therewith.

     All gas distribution or gas transmission systems of the Company, all buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, connections, service pipes, meters, conduits, tools, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the construction, maintenance, repair or operations of such distribution or transmission systems, together with all the certificates, rights, privileges, rights-of-way, franchises, licenses, easements, grants, liberties, immunities, permits of the Company, howsoever conferred or acquired, under, over, or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation. Without limiting the generality of the foregoing, there are expressly included the gas distribution or gas transmission systems located in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, and in the following municipalities in said State and Counties: Aberdeen Township (formerly Matawan Township), Allenhurst Borough, City of Asbury Park, Atlantic Highlands
Borough, Avon Borough, Barnegat Light Borough, Barnegat Township (formerly named Union Township), Bay Head Borough, Beach Haven Borough, Beachwood Borough, Belmar Borough, Berkeley Township, Boonton Town, Boonton Township, Bradley Beach Borough, Brick Township, Brielle Borough, Colts Neck Township, Deal Borough, Denville Township, Dover Town, Dover Township, Eagleswood Township, East Brunswick Township, Eatontown Borough, Englishtown Borough,
Fair Haven Borough, Farmingdale Borough, Franklin Township in Somerset County, Freehold Borough, Freehold Township, Hanover Township, Harvey Cedars Borough, Hazlet Township, Highlands Borough, Holmdel Township, Hopatcong Borough,
Howell Township, Interlaken Borough, Island Heights Borough, Jackson Township, Jefferson Township, Keansburg Borough, Keyport Borough, Lacey Township, Lakehurst Borough, Lakewood Township, Lavallette Borough, Lincoln Park
Borough, Little Egg Harbor Township, Little Silver Borough, Loch Arbour Village, Long Beach Township, Long Branch City, Manalapan Township, Manasquan Borough, Manchester Township, Mantoloking Borough, Marlboro Township, Matawan Borough, Middletown Township, Milltown Borough, Mine Hill Township, Monmouth Beach Borough, Monroe Township, Montville Township, Morris Plains Borough, Arlington Borough, Mount Olive Township, Mountain Lakes Borough, Neptune City Borough, Neptune Township, Netcong Borough, New Brunswick City, North Brunswick Township, Ocean Township in Monmouth

County, Ocean Township in Ocean County, Ocean Gate Borough, Oceanport
Borough, Old Bridge Township (formerly named Madison Township), Parsippany-Troy Hills Township, Pine Beach Borough, Point Pleasant Borough, Point Pleasant Beach Borough, Randolph Township, Red Bank Borough, Rockaway Borough, Rockaway Township, Roxbury Township, Rumson Borough, Sayreville Borough, Sea Bright Borough, Sea Girt Borough, Seaside Heights Borough, Seaside Park Borough, Ship Bottom Borough, Shrewsbury Borough, Shrewsbury Township, South Belmar Borough, South Brunswick Township, South River Borough, South Toms River Borough, Spring Lake Borough, Spring Lake Heights Borough, Stafford Township, Surf City Borough, Tinton Falls Borough (formerly named New Shrewsbury Borough), Tuckerton Borough, Union Beach Borough, Union Township, Victory Gardens Borough, Wall Township, Washington Township in Burlington County, Washington Township in Morris County, West Long Branch Borough, West Milford Township and Wharton Borough.


                                      III.

                                   CONTRACTS

     All of the Company's right, title and interest in and under all contracts, licenses or leases for the purchase of gas, either in effect at the date of execution hereof or hereafter made and any extension or renewal thereof.

     TOGETHER WITH ALL AND SINGULAR the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the Trust Estate, or any part thereof, with the reversion or reversions, remainder and remainders, rents, issues, income and profits thereof, and all the right, title, interest and claim whatsoever, at law or in equity, which the Company now has or which it may hereafter acquire in and to the Trust Estate and every part and parcel thereof.

     TO HAVE AND TO HOLD the Trust Estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns forever;

     SUBJECT, HOWEVER, as to property hereby conveyed, to Permitted
Encumbrances;

     BUT IN TRUST, NEVERTHELESS, under and subject to the terms and conditions hereafter set forth, for the equal and proportionate use, benefit, security and protection of each and every person and corporation who may be or become the holders of the Bonds and coupons hereby secured, if any, without preference, priority or distinction as to the lien or otherwise of one Bond or coupon over or from the others by reason of priority in the issue or negotiation thereof, or by reason of the date of maturity thereof, or otherwise (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series and except as provided in s.9.02 of the Indenture), and for securing the observance and performance of all the terms, provisions and conditions of the Indenture.

     THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted, and hereby does agree and covenant, with the Trustee and its successors and assigns and with the respective holders from time to time of the Bonds and coupons, or any thereof, as follows:

                                   ARTICLE I.

                        CERTAIN AMENDMENTS OF INDENTURE

     s.1.1. The Original Indenture, as heretofore amended, be and it hereby is further amended in the following respects, the section numbers specified below being the sections of the Indenture in which such amendments occur:

     s.1.01. The following definition be and it hereby is added immediately after the twenty-third sentence of s.1.01B:

          " 'TWENTY-THIRD SUPPLEMENTAL INDENTURE' shall mean the Supplemental Indenture dated as of August 15, 1994, supplemental to the Indenture."

     s.1.01. The following definition be and it hereby is added immediately after the twenty-fourth sentence of s.1.01F:

     " '2024 Series Y BOND' shall mean one of the First Mortgage Bonds, 6.25% Series Y due 2024, issued hereunder."

     s.2.11. The following be and it hereby is added at the end of s.2.11:

     "No charge except for taxes or governmental charges shall be made against any holder of any 2024 Series Y Bond for the exchange, transfer or registration of transfer thereof."

     s.8.08. The period at the end of the first paragraph of s.8.08 be and it hereby is deleted and the following words and figures be and they hereby are added thereto:

     ", and the 2024 Series Y Bonds shall be redeemed at the redemption price specified in s.10.64."

                                  ARTICLE II.

                              2024 SERIES Y BONDS

     s.2.1. There shall be a twenty-third series of Bonds, known as and entitled "First Mortgage Bonds, 6.25% Series Y due 2024" or "First Mortgage Bonds, 6.25% Series Y" (herein and in the Indenture referred to as the "2024 Series Y Bonds"), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in the preambles to the Original Indenture.

     The aggregate principal amount of 2024 Series Y Bonds which may be authenticated and delivered and outstanding under the Indenture is Ten Million Five Hundred Thousand Dollars ($10,500,000).

     The 2024 Series Y Bonds shall be payable to the trustee under an Indenture of Trust dated as of August 15, 1994 (the "Bond Indenture") by and between the New Jersey Economic Development Authority (the "Authority") and First Fidelity Bank, National Association, as trustee (the "Loan Trustee"), and shall be nontransferable except to a successor of the Loan Trustee.

     The 2024 Series Y Bonds shall bear interest at the rate of six and one-quarter percentum (6.25%) per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, and shall mature on August 1, 2024, subject to prior redemption as described herein.

     The 2024 Series Y Bonds shall be in the form of registered Bonds without coupons of denominations of Five Thousand Dollars ($5,000) and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization. The 2024 Series Y Bonds shall be dated as provided in s.2.05 of the Indenture. All 2024 Series Y Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2024 Series Y Bonds, semiannually on the first business day preceding March 1 and September 1 in each year, the first interest payment date being the business day preceding March 1, 1995. Both the principal of and the premium, if any, and interest on the 2024 Series Y Bonds shall be payable at the principal office of the Trustee, in the City of Chicago, Illinois or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, or at the principal office of the Company in the State of New Jersey, or, at the option of the Company, at the "Principal Office" of any "Fiduciary", as those terms are defined in the Bond Indenture, in any coin or currency of the United
                                     -11-

States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     Notwithstanding any other provision of the Indenture or of the 2024 Series Y Bonds, payments of the principal of and the premium, if any, and interest on the 2024 Series Y Bonds may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2024 Series Y Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at its principal office in the State of New Jersey or at the office or agency of the Company in the Borough of Manhattan, The City of New York or at the principal office of the Trustee for the purpose of making such endorsement thereon.

     The 2024 Series Y Bonds shall be subject to redemption at the option of the Company or otherwise, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article III of this Supplemental Indenture.

     The 2024 Series Y Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to s.11.02 of the Indenture and shall also be excluded from the benefits of the covenants of s.9.08 and s.11.01 of the Indenture.

     Notwithstanding the provisions of s.10.04 or any other provision of the Indenture, the selection of 2024 Series Y Bonds to be redeemed shall, in case fewer than all of the outstanding 2024 Series Y Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of Five Thousand Dollars ($5,000)) among the registered holders of the 2024 Series Y Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2024 Series Y Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2024 Series Y Bonds).

     The definitive 2024 Series Y Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper. Subject to the foregoing provisions of this Section and the provisions of s.2.11 of the Indenture, all definitive 2024

     Series Y Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, or at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or at the principal office of the Company in the State of New Jersey, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.

     s.2.2. 2024 Series Y Bonds in the aggregate principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) may forthwith upon the execution and delivery of this Twenty-Third Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Twenty-Third Supplemental Indenture. No additional 2024 Series Y Bonds shall be issued under Articles Four, Five or Six without the consent in writing of the holders of all the outstanding 2024 Series Y Bonds.

                                  ARTICLE III.

                     REDEMPTION OF THE 2024 SERIES Y BONDS

     s.3.1. The following s.10.61, s.10.62, s.10.63 and s.10.64 be and they hereby are added to Article Ten of the Indenture:

     "s.10.61. The 2024 Series Y Bonds are subject to special mandatory redemption by the Trustee, in whole, or in part as described in (b) below, at any time prior to maturity at the redemption price equal to the principal amount thereof plus accrued interest thereon to the redemption date, if the following shall have occurred, as evidenced, in the case of (a) and (b) below, by a certificate of an authorized representative of the Company:

          (a) In the event the Company shall have delivered to the Trustee and Loan Trustee an opinion of nationally recognized bond counsel to the effect that any payment of interest on the Refunding Bonds (as defined in the Bond Indenture) or any amount in respect of interest on the Refunding Bonds made on or after the date specified in said opinion is includible for federal income tax purposes in the gross income of any holder of the Refunding Bonds under Section 103 of the Internal Revenue Code of 1986, as amended

     (the "Code") (other than a holder who is a "substantial user" of the 1984 Project (as defined in the Loan Agreement hereinafter referred to) or a "related person" as provided for in Section 147(a) of the Code and the regulations applicable thereunder); or

          (b) In the event of a final determination by the Internal Revenue Service or if a final judgment is rendered by a court of competent jurisdiction in a proceeding, which determination or judgment is not being contested in an appropriate proceeding brought directly by the Company or by a holder of a Refunding Bond (provided that the Company may not contest any such determination or judgment unless the Company provides the holder of the Refunding Bond involved in such proceeding an opinion of nationally recognized bond counsel that such contest has a reasonable likelihood of success), to the effect that, as a result of the failure by the Company to perform and observe any covenant, warranty, representation or agreement in the Loan Agreement dated as of August 15, 1994 between the Authority and the Company (the "Loan Agreement"), the interest payable on the Refunding Bonds is includible for federal income tax purposes in the gross income of any holder of the Refunding Bonds under Section 103 of the Code (other than a holder who is a "substantial user" of the 1984 Project or a "related person" as provided for in Section 147(a) of the Code and the regulations applicable thereunder). A determination of taxability under (a) or (b) will result only from the inclusion of the interest paid or to be paid on any Refunding Bond (except to a holder who is a "substantial user" or a "related person") in the gross income of the holder for federal income tax purposes and not from any other federal tax consequences arising with respect to the Refunding Bonds. The Company shall promptly (i) notify the Authority, the Trustee and the Loan Trustee in writing of such determination of taxability, and the date (which date shall be within 180 days from the time of such determination of taxability but not less than 35 days from the date such notice is mailed to the Authority, the Trustee and the Loan Trustee) on which the 2024 Series Y Bonds shall be redeemed pursuant to the Indenture; and (ii) pay to the Trustee a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to redeem all 2024 Series Y Bonds then outstanding under this Indenture at the redemption price equal to the principal amount thereof plus accrued interest thereon to the redemption date. The Company shall also, on or prior to the redemption date, pay or provide for all reasonable or necessary fees and expenses of the Trustee and the Loan Trustee accrued and to accrue through final payment for the 2024 Series Y Bonds in connection with the redemption of the Refunding Bonds; provided, however, that if the determination of taxability under (a) or (b) shall include the determination that the interest on an amount which is less than all of the Refunding Bonds is includible in the gross income of the holders thereof and the loss of the exclusion can be cured by a partial redemption of the Refunding Bonds, then only such corresponding amount of the 2024 Series Y Bonds shall be redeemed. No decree or judgment by any court or action by the Internal Revenue Service shall be considered final unless the holder of the Refunding Bond involved in such proceeding or action (i) has given the Company and the Loan Trustee prompt written notice of a written determination by the Internal Revenue Service (a 30-day or 90-day letter) that interest on the Refunding Bonds is includible in federal gross income, and (ii) offers the Company the opportunity to control the specific proceeding or portion thereof relating to inclusion of interest on the Refunding Bonds in federal gross income. The Company agrees to pay all expenses in connection with such proceeding and to indemnify such holder of the Refunding Bond against all liability in connection therewith, and the Company shall be deemed to have waived its right to contest if it shall not pay any such expenses or provide such indemnification; or

          (c) In the event the Trustee or the Company is notified in writing by the Loan Trustee that (i) an "Event of Default" under Section 5.1 of the Loan Agreement has occurred and is continuing and (ii) the Loan Trustee has declared the principal amount of all Refunding Bonds then outstanding immediately due and payable under Section 602 of the Bond Indenture.

     "s.10.62. The 2024 Series Y Bonds shall, upon compliance with the provisions of this Article Ten and in the manner and upon the terms therein provided, be redeemable at the option of the Company on or after September 1, 2004 as a whole at any time, or in part from time to time, at the respective redemption price (expressed as a percentage of the principal amount to be redeemed) set forth for any of the periods in the following table, together with interest accrued thereon to the date of redemption:

   Redemption Period                                                 Redemption
   (Both Dates Inclusi                                                 Price
   --------------------                                              ----------
   September 1, 2004
     to August 31, 2...............................................     102%
   September 1, 2005
     to August 31, 200.............................................     101%
   September 1, 2006
     and thereafter................................................     100%

     "s.10.63. The 2024 Series Y Bonds shall, upon compliance with the provisions of this Article Ten and in the manner and upon the terms therein provided, be redeemable at the option of the Company in whole at any time prior to maturity, at a redemption price equal to the principal amount thereof plus accrued interest thereon to the redemption date if, as evidenced by a certificate of an authorized representative of the Company, as a result of any change in the Constitution of the United States of America or of the State of New Jersey or as a result of legislative or executive action of the United States of America or of the State of New Jersey or any political subdivision thereof or by final decree, judgment or order of any court after the contest thereof by the Company, the Loan Agreement becomes void or unenforceable or legally impossible of performance in accordance with the intent and purpose of the parties, or unreasonable burdens or excessive liabilities are imposed upon the Company by reason of the operation of the 1984 Project. The Company shall provide written notice to the Authority, the Trustee and the Loan Trustee of the date (which date shall be within one hundred eighty (180) days from the effective date of any such constitutional amendment, legislative or executive action, final decree, judgment or order but not less than thirty-five (35) days from the date such notice is mailed to the Trustee and the Loan Trustee) on which the 2024 Series Y Bonds shall be redeemed pursuant to this paragraph.

     "s.10.64. In the case of the redemption of 2024 Series Y Bonds out of moneys deposited with the Trustee pursuant to s.8.08, such 2024 Series Y Bonds shall, upon compliance with provisions of s.10.04, and subject to the provisions of s.2.1 of the Twenty-Third Supplemental Indenture, be redeemable at the principal amounts thereof, together with the interest accrued to the date fixed for redemption."


                                  ARTICLE IV.

                                 MISCELLANEOUS

     s.4.1. The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Indenture (except properties released from the lien of the Indenture pursuant to the provisions thereof) as presently mortgaged, subject to the exceptions stated therein, such real estate, franchises and other property are free and clear of any lien prior to the lien of the Indenture except as set forth in the Granting Clauses of the Indenture and the Company has good right and lawful authority to mortgage the same as provided in and by the Indenture.

     s.4.2. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture, and this Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.

     s.4.3. The terms used in this Supplemental Indenture shall have the meanings assigned thereto in the Indenture. Reference by number in this Supplemental Indenture to Articles or Sections shall be construed as referring to Articles or Sections contained in the Indenture, unless otherwise stated.

     s.4.4. As amended and modified by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     s.4.5. Neither the approval by the Board of Public Utilities of the State of New Jersey of the execution and delivery of this Supplemental Indenture nor the approval by said Board of the issue of any Bonds under the Indenture shall in any way be construed as the approval by said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey; nor shall approval by said Board of the issue of any Bonds under the Indenture bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of Bonds under the Indenture or otherwise.

     s.4.6. This Supplemental Indenture may be executed in any number of counterparts and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     NEW JERSEY NATURAL GAS COMPANY HEREBY DECLARES THAT IT HAS READ THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE, HAS RECEIVED A COMPLETELY FILLED-IN TRUE COPY OF IT WITHOUT CHARGE AND HAS SIGNED THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE ON THE DATE CONTAINED IN ITS ACKNOWLEDGMENT HEREOF.

     IN WITNESS WHEREOF, NEW JERSEY NATURAL GAS COMPANY, party of the first part, has caused these presents to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and HARRIS TRUST AND SAVINGS BANK, party of the second part, in evidence of its acceptance of the trust hereby created, has caused these presents to be signed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries.


                                                NEW JERSEY NATURAL GAS COMPANY


                                                By
                                                  -----------------------------
                                                  Timothy C. Hearne
                                                  Vice President

[Corporate Seal]

Attest:



- - ----------------------------
   Oleta J. Harden
   Secretary


Signed, sealed and delivered by
NEW JERSEY NATURAL GAS COMPANY
in the presence of:


- - ----------------------------


- - ----------------------------

                                                HARRIS TRUST AND SAVINGS BANK,
                                                                   as Trustee

                                                By
                                                  -----------------------------
                                                Name:  J. Bartolini
                                                Title: Vice President


[Corporate Seal]

Attest:


- - ----------------------------
Name:   M. Onischak
Title:  Assistant Secretary


Signed, sealed and delivered by
HARRIS TRUST AND SAVINGS BANK
in the presence of:


- - ----------------------------
Name:  R. Johnson


- - ----------------------------
Name:  M. Cody

STATE OF NEW JERSEY:
                       SS:
COUNTY OF MONMOUTH :

     BE IT REMEMBERED that on this ______ day of ______, 1994, before me, the subscriber, an Attorney-at-Law of the State of New Jersey, and I hereby certify that I am such an Attorney-at-Law as witness my hand, personally appeared Oleta
J. Harden to me known who, being by me duly sworn according to law, on her oath, does depose and make proof to my satisfaction that she is the Secretary of NEW JERSEY NATURAL GAS COMPANY, the grantor or mortgagor in the foregoing Supplemental Indenture named; that she well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of resolutions of the Board of Directors (including the Executive Committee of said Board) of said corporation; that Timothy C. Hearne is the Vice President of said corporation; that she saw said Timothy C. Hearne, as such Vice President, affix said seal thereto, sign and deliver said Supplemental Indenture, and heard him declare that he signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolutions, and that this deponent signed her name thereto, at the same time, as attesting witness.


                                                 ----------------------------
                                                     Oleta J. Harden
                                                     Secretary


Subscribed and sworn to before me,
an Attorney-at-Law of New Jersey,
at Wall, New Jersey the day and
year aforesaid.



- - ----------------------------
Name:  Attorney-at-Law of the
       State of New Jersey

STATE OF ILLINOIS:
                     SS:
COUNTY OF COOK   :


     BE IT REMEMBERED that on this ______ day of ______, 1994, before me, the subscriber, a Notary Public of the State of Illinois, personally appeared M. Onischak to me known who, being by me duly sworn according to law, on her oath, does depose and make proof to my satisfaction that she is an Assistant Secretary of HARRIS TRUST AND SAVINGS BANK, the grantee or mortgagee and trustee in the foregoing Supplemental Indenture named; that she well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of a resolution of the Board of Directors of said corporation; that J. Bartolini is a Vice President of said corporation; that she saw said J. Bartolini as such Vice President affix said seal thereto, sign and deliver said Supplemental Indenture, and heard said J. Bartolini declare that she signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolution, and that this deponent signed her name thereto, at the same time, as attesting witness.



                                                  -----------------------------
                                                     M. Onischak
                                                     Assistant Secretary

Subscribed and sworn to before
me, a Notary Public of the State
of Illinois at Chicago, the day
and year aforesaid.



T. Muzquiz

[Seal]